English Translation

CHINA GEWANG BIOTECHNOLOGY, INC.

Private Offering of 10 Million Shares of Common Stock

SUBSCRIPTION AGREEMENT

1.

SUBSCRIPTION. The undersigned subscriber (the “Subscriber”) hereby makes application to purchase the number of shares of common stock specified in Section 4 hereof (the “Shares”) to be issued by China Gewang Biotechnology, Inc. (the “Company”). The Purchase Price for the Shares will be 0.5 dollar per Share, as set forth in total in Section 4. The Purchase Price will be paid by wire transfer to the account of Guangdong Gewang Biotechnology Co., Ltd. the controlled affiliate of the Company, upon tender of this Agreement by the Subscriber.

2.

REPRESENTATIONS OF SUBSCRIBER. The Subscriber represents and warrants to the Company as follows:

(A)

The Subscriber has relied solely upon the information contained in (a) the Company’s Report on Form 8-K as of April 20, 2015, and (b) any information furnished in written form by the Company to the Subscriber and signed by the Company. The Subscriber is not relying upon any oral representations or other written information in making the decision to purchase the Shares subscribed for herein;

(B)

The Subscriber recognizes that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) or under the securities laws of any state, and, therefore, cannot be resold unless the Shares are registered under the Act or unless an exemption from registration is available. The Subscriber further recognizes that no public agency has passed upon the accuracy or adequacy of any information presented by the Company in connection with this offering or the fairness of the terms of the offering;

(C)

The Subscriber is acquiring the Shares for his own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof;

(D)

The Subscriber (or its principals, if the Subscriber is an entity) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision, and does not require a Purchaser Representative;

(E)

The Subscriber is aware that the books and records of the Company will be available for inspection during this offering, upon reasonable notice, during reasonable business hours at the Company’s place of business;

(F)

The Subscriber has been provided access to any information he requested in evaluating his purchase of the Shares;

(G)

The Subscriber has been presented with the opportunity to ask questions and receive answers from officers of the Company relating to the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information made available to the Subscriber; and

(H)

To the best of the Subscriber’s knowledge based upon appropriate diligence and investigation: (i) none of the cash or property that is paid or contributed to the Company by the Subscriber shall be derived from, or related to, any activity that is deemed criminal under United States law or that contravenes any federal, state, foreign or international laws and regulations dealing with money laundering; and (ii) no contribution or payment to the Company by the Subscriber comes from a source which would cause the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Subscriber also understands and agrees that the Company may release confidential information about the Subscriber (and, if the Subscriber is an entity, its record and beneficial owners) to government authorities, if the Company determines in its sole discretion that it is in the best interest of the Company to do so or that such release is required by applicable law.

3.

ACCREDITED INVESTOR. Please initial one of the following items:

A.

The undersigned Subscriber is an Accredited Investor (as defined by the Regulations of the Securities and Exchange Commission) because the undersigned:

is a natural person who has an individual net worth, or joint net worth with that person’s spouse, of more than $1,000,000 (the calculation of net worth not including, however, the Subscriber’s principal residence or any debt secured by same unless the debt exceeds the market value of the residence); or

is a natural person who had an individual income in excess of $200,000 (or $300,000 jointly with my spouse) in each of the two most recent years and who reasonably expects an income in excess of $200,000 (or $300,000 jointly with my spouse) in the current year; or

is an entity in which each of the equity owners is either (i) a natural person whose individual net worth, or joint net worth with that person’s spouse, is in excess of $1,000,000; or (ii) a natural person who has had individual income in excess of $200,000 or income with such person’s spouse in excess of $300,000 in each of the two most recent years and who reasonably expects individual income in excess of $200,000 or income with such person’s spouse in excess of $300,000 during the current year; or

is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, a Massachusetts or similar business trust, or a limited liability company, in each case not formed for the specific purpose of purchasing the Shares and with total assets in excess of $5,000,000.

B.

The undersigned is not an Accredited Investor.

(NOTE: Subscriptions will not be accepted from any person or entity that (which is not an Accredited Investor.)

4.

SHARES SUBSCRIBED FOR. The undersigned subscribes to purchase the following shares for the following Purchase Price:

I have read the document attached to this Subscription Agreement titled “Certain Risks of an Investment in the Company.” I understand that I may lose the money that I invest in the Shares, either because of the risks described in that document or for other reasons.

600,000 shares of common stock.

USD 300,000 Purchase Price (USD 0.5 dollar per share)

5.

BINDING EFFECT. This Subscription Agreement is executed this 14 day of May, 2015, and shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

SUBSCRIBER:

Sign:

Title:

 (if Subscriber is an entity)

Address:

#9, Meixi Road, Meicheng Town, Minqing County, Fujian Province

ACCEPTED BY THE COMPANY THIS

14th DAY OF May, 2015

CHINA GEWANG BIOTECHNOLOGY, INC.

By:

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